Exhibit 99.1

News Release

Silver State Bancorp Announces First Quarter Financials and Conference Call Release Dates

HENDERSON, NV—(BUSINESS WIRE)—April 22, 2008— Silver State Bancorp (NASDAQ: SSBX) today announced the company will release its financial results for the first quarter ended March 31, 2008 before the market opens on Wednesday, April 30, 2008 and will host an investor conference call at 11:00 a.m. EDT (8:00 a.m. PDT) on Thursday, May 1, 2008, to review the first quarter results.

The conference call dial-in number is 866-510-0707 and passcode, 45143649. The international call dial-in number is 617-597-5376.

The conference call will be replayed from May 1, 2008 at 1:00 PM PDT to May 8, 2008. The replay dial-in number is 888-286-8010 and passcode, 17106208. For international calls, the dial-in number is 617-801-6888.

About Silver State Bancorp

Silver State Bancorp, through its wholly owned subsidiary, Silver State Bank, currently operates 13 full-service branches in southern Nevada and four full-service branches in the Phoenix/Scottsdale market area. Silver State Bank also operates loan production offices located in Nevada, California, Washington, Oregon, Utah, Colorado and Florida. Please visit www.silverstatebancorp.com for more information.

Forward-Looking Statements

This press release contains forward-looking statements. Terms such as “will,” “should,” “plan,” “intend,” “expect,” “continue,” “believe,” “anticipate,” “seek,” and similar expressions are forward looking in nature and reflect management’s view only as the date hereof. Actual results and events could differ materially from those expressed or anticipated and are subject to a number of risks and uncertainties including but not limited to fluctuations in interest rates, asset quality, government regulations, economic conditions and competition in the geographic and business areas in which Silver State Bancorp conducts its operations. We undertake no obligation to review or update any forward-looking statements, whether as a result of new information, future events, or otherwise.

CONTACT: Stern And Company

Steve Stern, 702-240-9533

steve@sdsternpr.com

SOURCE: Silver State Bancorp